                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                                     FORM 8-K/A

                                   CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): June 25, 1998

                                 DAOU SYSTEMS, INC.
               (Exact name of registrant as specified in its charter)

                                      DELAWARE
                   (State or other jurisdiction of incorporation)


                 0-22073                                330284454

        (Commission File Number)            (IRS Employer Identification No.)

                 5120 Shoreham Place, San Diego, California 92122 (Address of principal executive offices, including zip code)

                                    (619) 452-2221
                 (Registrant's telephone number, including area code)

This Form 8-K/A amends and completes the Current Reports on Form 8-K that were filed by DAOU Systems, Inc. ("Registrant") with the Securities and Exchange Commission (the "SEC") on July 10, 1998 and August 7, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

          (1) AUDITED FINANCIAL STATEMENTS OF TECHNOLOGY MANAGEMENT, INC. AND AFFILIATE:

               (i)       Report of Ernst & Young LLP, Independent Auditors

               (ii)      Combined Balance Sheets - December 31, 1997 and 1996

               (iii) Combined Statements of Income - Years Ended December 31, 1997 and 1996

               (iv) Combined Statements of Shareholders' Equity - Years Ended December 31, 1997 and 1996

               (v) Combined Statements of Cash Flows - Years Ended December 31, 1997 and 1996

               (vi)      Notes to Combined Financial Statements - December 31,
                         1997

          (2) AUDITED FINANCIAL STATEMENTS OF RESOURCES IN HEALTHCARE INNOVATIONS, INC. AND AFFILIATES:

               (i)       Report of Ernst & Young LLP, Independent Auditors

               (ii)      Combined Balance Sheet - December 31, 1997

               (iii)     Combined Statement of Income - Year Ended December 31,
                         1997

               (iv) Combined Statement of Shareholders' Equity - Year Ended December 31, 1997

               (v)       Combined Statement of Cash Flows - Year Ended December
                         31, 1997

               (vi)      Notes to Combined Financial Statements - December 31,
                         1997

     (b)  PRO FORMA FINANCIAL INFORMATION:

          The unaudited pro forma combined condensed balance sheets at June 30, 1998 and December 31, 1997 and the unaudited pro forma combined condensed statements of operations for the six months ended June 30, 1998 and for the years ended December 31, 1997 and 1996 give effect to Registrant's acquisition of Technology Management, Inc., an Indiana corporation ("TMI"), International Health Care Systems Inc., a Florida corporation ("IHCS"), Resources in Healthcare Innovations, Inc., an Indiana corporation ("RHI"), Healthcare Transition Resources, Inc., an Indiana corporation ("HTR") Innovative Systems Solutions, Inc., an Indiana corporation ("ISS"), Grand Isle Consulting, Inc., an Indiana corporation ("GIC") and Ultitech Resources Group, Inc., an Indiana corporation ("URG") as of (i) December 31, 1997 for the unaudited pro forma combined condensed balance sheet and (ii) January 1, 1996 for the unaudited pro forma combined condensed statements of operations for the years ended December 31, 1997 and 1996. The pro forma information is based on the historical financial statements of TMI, RHI and Registrant giving effect to the transactions under the pooling-of-interests method of accounting and assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements.

     (c)  EXHIBITS.

          The following exhibits are filed herewith or incorporated by reference as part of this report:



    Exhibit
       No.             Document Description
    --------     ---------------------------------------------------------------
     2.1(1)+      Agreement and Plan of Merger, dated as of June 16, 1998, by and among Registrant, DAOU-TMI, Inc., a Delaware corporation and wholly-owned subsidiary of Registrant, TMI, and the
                  stockholders of TMI.

     2.2(1)+ Agreement and Plan of Merger, dated as of June 16, 1998, by and among Registrant, DAOU-TMI, Inc., a Delaware corporation and wholly-owned subsidiary of Registrant, IHCS and the stockholders of IHCS.

     2.3(2)+ Agreement and Plan of Merger, dated as of June 26, 1998, by and among Registrant, DAOU-RHI, Inc., a Delaware corporation and wholly-owned subsidiary of Registrant, RHI, HTR, URG, ISS, GIC, and the respective shareholders of RHI, HTR, URG, ISS and GIC.

     99.1(3)      Press release, dated June 17, 1998, entitled "DAOU



                  Systems Merges with Technology Management, Inc."

     99.2(4)      Press release, dated June 26, 1998, entitled "DAOU Systems
                  Merges with Resources in Healthcare Innovations, Further
                  Extending its Technology Reach."


          (1) Filed as an exhibit to Registrant's Current Report on Form 8-K that was filed with the SEC on July 10, 1998 and is incorporated herein by reference.

          (2) Filed as an exhibit to Registrant's Current Report on Form 8-K that was filed with the SEC on August 7, 1998 and is incorporated herein by reference.

          (3) Filed as an exhibit to Registrant's Current Report on Form 8-K that was filed with the SEC on June 19, 1998 and is incorporated herein by reference.

          (4) Filed as an exhibit to Registrant's Current Report on Form 8-K that was filed with the SEC on July 6, 1998 and is incorporated herein by reference.

          +    Confidential treatment has been granted for portions of this exhibit.

                           Combined Financial Statements

                            Technology Management, Inc.
                                   and Affiliate

                     Technology Management, Inc. and Affiliate

                           Combined Financial Statements


                       Years ended December 31, 1997 and 1996




                                      CONTENTS

Report of Ernst & Young LLP, Independent Auditors. . . . . . . . . . . . . .1

Audited Combined Financial Statements

Combined Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . .2
Combined Statements of Income. . . . . . . . . . . . . . . . . . . . . . . .3
Combined Statements of Stockholders' Equity (Deficit). . . . . . . . . . . .4
Combined Statements of Cash Flows. . . . . . . . . . . . . . . . . . . . . .5
Notes to Combined Financial Statements . . . . . . . . . . . . . . . . . .  6

                 Report of Ernst & Young LLP, Independent Auditors



The Board of Directors and Stockholders
Technology Management, Inc. and Affiliate

We have audited the accompanying combined balance sheets as of December 31, 1997 and 1996, of Technology Management, Inc. and Affiliate (see Note 1), and the related combined statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 1997 and 1996, of Technology Management, Inc. and Affiliate, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                  ERNST & YOUNG LLP


San Diego, California
August 4, 1998

                   Technology Management, Inc. and Affiliate

                           Combined Balance Sheets

                                                                                        DECEMBER 31,
                                                                                    1997           1996
                                                                                --------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                     $2,209,300     $  569,766
  Available-for-sale investments                                                   357,836        141,156
  Accounts receivable, net of allowance of $10,000 and $0
     at December 31, 1997 and 1996, respectively                                 1,184,780        996,376
  Contract work in progress                                                        879,635        339,272
  Other current assets                                                              48,728          3,533
                                                                                --------------------------
Total current assets                                                             4,680,279      2,050,103

Equipment, furniture and fixtures, net of accumulated
   depreciation of $269,088 and $224,793 at December 31, 1997
   and 1996, respectively                                                          152,292        132,802
Other                                                                                7,618          7,618
                                                                                --------------------------
                                                                                $4,840,189     $2,190,523
                                                                                --------------------------
                                                                                --------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                                                        $  590,543         $9,467
  Accrued salaries, wages, and bonuses                                             728,525        237,629
  Other accrued liabilities                                                        143,557          3,987
  Dividends payable                                                                485,817              -
                                                                                --------------------------
Total current liabilities                                                        1,948,442        251,083

Deferred compensation to stockholders                                            1,117,154      1,117,154

Commitments and contingencies (NOTE 3)

Stockholders' equity (NOTE 4):
Common stock, no par value
  Authorized shares (Technology Management, Inc.) - 1,000
  Authorized Shares (International Health Care Systems,
     Inc.) - 1,000
  Issued and outstanding shares (Technology Management, Inc.)
     - 400 at December 31, 1997 and 1996                                            81,376         81,376
  Issued and outstanding shares (International Health Care
     Systems, Inc.) - 135 at December 31, 1997 and 1996                             25,000         25,000
Retained earnings (deficit) (Technology Management, Inc.)                          (47,872)       241,688
Retained earnings (International Health Care Systems, Inc.)                      1,712,866        490,863
Unrealized gain (loss) on available-for-sale investments                             3,223        (16,641)
                                                                                --------------------------
Total stockholders' equity                                                       1,774,593        822,286
                                                                                --------------------------
                                                                                $4,840,189     $2,190,523
                                                                                --------------------------
                                                                                --------------------------

SEE ACCOMPANYING NOTES.

                   Technology Management, Inc. and Affiliate

                           Combined Statements of Income

                                                     YEARS ENDED DECEMBER 31,
                                                        1997          1996
                                                     ------------------------
Revenues                                             $6,371,388    $5,373,827
Cost of revenues                                      3,909,009     3,371,741
                                                     ------------------------
Gross profit                                          2,462,379     2,002,086


Operating expenses:
  Sales and marketing                                   123,891       318,491
  General and administrative                            719,060       723,985
                                                     ------------------------
                                                        842,951     1,042,476
                                                     ------------------------
Income from operations                                1,619,428       959,610

Other income (expense)
  Investment income                                     114,636       101,031
  Interest expense                                      (44,407)            -
                                                     ------------------------
Income before income taxes                            1,689,657     1,060,641

Provision for income taxes                              113,001             -
                                                     ------------------------
Net income                                           $1,576,656    $1,060,641
                                                     ------------------------
                                                     ------------------------

SEE ACCOMPANYING NOTES.

                   Technology Management, Inc. and Affiliate

            Combined Statements of Stockholders' Equity (Deficit)



                                                                         INTERNATIONAL HEALTH CARE
                                        TECHNOLOGY MANAGEMENT INC.             SYSTEMS, INC.
                                    --------------------------------   -------------------------------
                                                                                                        UNREALIZED
                                                                                                        GAIN (LOSS)       TOTAL
                                                            RETAINED                                         ON       STOCKHOLDERS'
                                       COMMON STOCK         EARNINGS      COMMON STOCK        RETAINED   AVAILABLE-       EQUITY
                                                                       -------------------                FOR-SALE
                                    SHARES      AMOUNT     (DEFICIT)   SHARES      AMOUNT     EARNINGS  INVESTMENTS     (DEFICIT)
                                    -------------------   ----------   ----------------------------------------------------------
Balance at December 31, 1995            400     $81,376   $ (328,090)        -     $     -  $        -    $(17,066)    $ (263,780)
   Issuance of common stock
     upon formation of the S
     Corporation                          -           -            -       135      25,000           -           -         25,000
   Change in unrealized gain or
     loss on available-for
     sale investments                     -           -            -         -           -           -         425            425
   Net income                             -           -      569,778         -           -     490,863           -      1,060,641
                                    -------------------   ----------   --------------------------------   --------   ------------
Balance at December 31, 1996            400      81,376      241,688       135      25,000     490,863     (16,641)       822,286
   Change in unrealized gain on
     loss on available-for
     sale investments                     -           -            -         -           -           -      19,864         19,864
   Dividends                              -           -     (644,213)        -           -           -           -       (644,213)
   Net income                             -           -      354,653         -           -   1,222,003           -      1,576,656
                                    -------------------   ----------   --------------------------------   --------   ------------
Balance at December 31, 1997            400     $81,376   $  (47,872)      135     $25,000  $1,712,866    $  3,223     $1,774,593
                                    -------------------   ----------   --------------------------------   --------   ------------
                                    -------------------   ----------   --------------------------------   --------   ------------


SEE ACCOMPANYING NOTES.

                      Technology Management, Inc. and Affiliate

                          Combined Statements of Cash Flows

                                                      YEARS ENDED DECEMBER 31,
                                                       1997            1996
                                                    ---------------------------
OPERATING ACTIVITIES
Net income                                          $1,576,656      $1,060,641
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation                                          44,295          42,196
  Provision for uncollectible accounts                  10,000               -
  Changes in operating assets and liabilities:
    Accounts receivable                               (198,404)       (261,466)
    Contract work in progress                         (540,363)        (34,528)
    Other current assets                               (45,195)             85
    Trade accounts payable                             581,076         (42,891)
    Accrued salaries, wages, and bonuses               490,896        (235,851)
    Other accrued liabilities                          139,570               -
                                                    ---------------------------
Net cash provided by operating activities            2,058,531         528,186

INVESTING ACTIVITIES
Purchases of equipment, furniture and fixtures         (63,785)        (42,002)
Purchase of available-for-sale investments            (235,949)              -
Proceeds from sales and maturities of available-
  for-sale investments                                  39,133          14,933
                                                    ---------------------------
Net cash used in investing activities                 (260,601)        (27,069)

FINANCING ACTIVITIES
Dividends paid                                        (158,396)              -
Proceeds from issuance of common stock upon
  formation of International Health Care Systems,
  Inc.                                                       -          25,000
                                                    ---------------------------
Net cash (used in) provided by financing
  activities                                          (158,396)         25,000

Increase in cash and cash equivalents                1,639,534         526,117
Cash and cash equivalents at beginning of year         569,766          43,649
                                                    ---------------------------
Cash and cash equivalents at end of year            $2,209,300      $  569,766
                                                    ---------------------------
                                                    ---------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                          $   86,802      $        -
                                                    ---------------------------
                                                    ---------------------------
  Tax on built-in gains                             $  113,001      $        -
                                                    ---------------------------
                                                    ---------------------------

SEE ACCOMPANYING NOTES.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Technology Management, Inc. and Affiliate provides independent consulting on information technologies management and technical issues to commercial, governmental, and not-for-profit organizations operating primarily in the healthcare industry located throughout the United States. Its services relate to the strategic, operational, current effectiveness and future directions of an organization's information technology.

BASIS OF PRESENTATION

The combined financial statements include the accounts of Technology Management, Inc. and International Health Care Systems, Inc. ("IHCS") an affiliated S Corporation. Together they comprise the operations of TMI (the "Company"). All intercompany accounts and transactions have been eliminated. These financial statements have been presented on a combined basis as the affiliated S corporations are under common control and, as described in Note 8, were acquired together by DAOU Systems, Inc.

REVENUE RECOGNITION

Contract revenue is recognized as services are provided based on labor hours incurred. Contract work in progress represents unbilled revenue earned for services provided.

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMER

Substantially all of the Company's accounts receivable are from hospitals and others within the healthcare industry and generally the Company does not require collateral for its receivables. The Company has provided for losses from uncollectible accounts and such losses have historically been minimal. During the year ended December 31, 1997 one customer accounted for approximately 37% of revenues. During the year ended December 31, 1996, another customer accounted for approximately 29% of revenues. No other customer accounted for greater than 10% of revenues for the years ended December 31, 1997 and 1996.

CASH, CASH EQUIVALENTS AND AVAILABLE-FOR-SALE INVESTMENTS

Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less when purchased. The Company historically has not experienced any losses on its cash equivalents. Available-for-sale investments are recorded at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity.

EQUIPMENT, FURNITURE AND FIXTURES

Equipment, furniture and fixtures are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years for equipment and seven years for furniture.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions about the future that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes of the combined financial statements. The actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. This standard is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. The Company does not believe that comprehensive income or loss will be materially different than net income or loss.

2. AVAILABLE-FOR-SALE INVESTMENTS

The following is a summary of available-for-sale investments at December 31, 1997:



                                           AVAILABLE-FOR-SALE INVESTMENTS
                                   -----------------------------------------------
                                                  GROSS        GROSS
                                                UNREALIZED   UNREALIZED     MARKET
                                      COST        GAINS        LOSSES       VALUE
                                   -----------------------------------------------
Government and corporate bonds       $307,398        $228     $(5,733)    $301,893
Common and preferred stock             47,215      10,608      (1,880)      55,943
                                   -----------------------------------------------
Available-for-sale investments       $354,613     $10,836     $(7,613)    $357,836
                                   -----------------------------------------------
                                   -----------------------------------------------

The following is a summary of available-for-sale investments at December 31, 1996:

                                           AVAILABLE-FOR-SALE INVESTMENTS
                                   -----------------------------------------------
                                                 GROSS         GROSS
                                               UNREALIZED    UNREALIZED     MARKET
                                      COST       GAINS         LOSSES       VALUE
                                   -----------------------------------------------
Government and corporate bonds       $109,525     $   103    $(18,407)    $ 91,221
Common and preferred stock             48,272       6,932      (5,269)      49,935
                                   -----------------------------------------------
Available-for-sale investments       $157,797     $ 7,035    $(23,676)    $141,156
                                   -----------------------------------------------
                                   -----------------------------------------------


Government and corporate bonds by contractual maturity are as follows at December 31, 1997:


          Due in one year or less                             $100,240
          Due after one year through two years                  30,135
          Greater than two years                               171,518
                                                              --------
                                                              $301,893
                                                              --------
                                                              --------

3. LEASE COMMITMENTS

The Company leases its office and certain equipment under operating lease agreements. Rent expense totaled $84,078 and $90,240 for the years ended December 31, 1997 and 1996, respectively.

The Company leases its operating facilities under an operating lease which expires in April 2000. Annual future minimum lease payments under noncancellable operating leases with initial terms of one year or more at December 31, 1997, consist of the following:


          1998                                  $   81,376
          1999                                      83,828
          2000                                      28,217
                                                ----------
                                                $  193,421
                                                ----------
                                                ----------

4. STOCKHOLDERS' EQUITY

In August 1997, the Company issued rights to employees to buy up to 73 shares of stock. Each right could be exercised to purchase one share of the Company's Common Stock at an exercise price of $12,352. Effective January 1, 1998, the Company issued 41 shares of Common Stock to employees under terms of stock rights outstanding. The remaining 32 shares in the stock rights plan expire on December 31, 1998 under the terms of the original issuance.

5. INCOME TAXES

The stockholders of the Company have elected under Subchapter S of the Internal Revenue Service Code to include the Company's income in their own income for federal and state income tax purposes. Accordingly, the Company is not subject to federal and state income taxes.

The provision for income taxes in 1997 consists of $113,001 for tax on built-in-gains relating to the Company's Subchapter S election.

6. BENEFIT PLANS

The Company maintains a defined contribution profit sharing plan for all eligible employees. Contributions are discretionary and are made solely by the Company. Actual contributions are based on a formula applied to each participants' annual compensation. Contribution expense for the plan was approximately $89,000 and $74,000 for the years ended December 31, 1997 and 1996, respectively.

7. RELATED PARTY TRANSACTIONS

In June 1997, the Company entered into an agreement to pay interest on the deferred compensation to stockholders. The interest rate is based upon the 30 year Treasury Bond rate plus 1%, adjusted annually. Interest expense was $44,407 and zero for the year ended December 31, 1997 and 1996, respectively.

8. SUBSEQUENT EVENTS

On January 1, 1998, the Company entered into promissory note agreements (the "notes") with certain shareholders related to undistributed dividend payments totaling $485,817. The notes were repaid by the Company on March 31, 1998.

On June 16, 1998, the Company was acquired by DAOU Systems, Inc. whereby the Company's stockholders exchanged all of their shares in the Company for 1,303,631 shares of DAOU Systems, Inc. common stock.

In connection with the sale of the Company, the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of its S corporation status.

9. YEAR 2000 ISSUE - UNAUDITED

The Company has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Company currently expects the project to be substantially complete by late 1998. The Company does not expect this project to have a significant effect on operations.

                            Combined Financial Statements

                      Resources in Healthcare Innovations, Inc.
                                    and Affiliates

              Resources in Healthcare Innovations, Inc. and Affiliates

                           Combined Financial Statements


                            Year ended December 31, 1997



                                       CONTENTS

Report of Ernst & Young LLP, Independent Auditors. . . . . . . . . . . . . . 1

Audited Combined Financial Statements

Combined Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Combined Statement of Income . . . . . . . . . . . . . . . . . . . . . . . . 3
Combined Statement of Stockholders' Equity . . . . . . . . . . . . . . . . . 4
Combined Statement of Cash Flows . . . . . . . . . . . . . . . . . . . . . . 5
Notes to Combined Financial Statements . . . . . . . . . . . . . . . . . . . 6


                  Report of Ernst & Young LLP, Independent Auditors



The Board of Directors and Stockholders
Resources in Healthcare Innovations, Inc. and Affiliates

We have audited the accompanying combined balance sheet as of December 31, 1997, of Resources in Healthcare Innovations, Inc. and Affiliates (see Note 1) and the related combined statement of income, stockholders' equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 1997, of Resources in Healthcare Innovations, Inc. and Affiliates and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                        ERNST & YOUNG LLP



San Diego, California
August 4, 1998

              Resources in Healthcare Innovations, Inc. and Affiliates

                               Combined Balance Sheet


                                 December 31, 1997


ASSETS
Current assets:
  Cash                                                                                         $   73,300
  Accounts receivable, net of $100,000 allowance for doubtful accounts                          2,147,385
  Other current assets                                                                              7,000
                                                                                              -----------
Total current assets                                                                            2,227,685

Equipment, net of accumulated depreciation of $116,164                                            206,173
                                                                                              -----------
                                                                                               $2,433,858
                                                                                              -----------
                                                                                              -----------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                                                             $   39,191
  Accrued salaries, wages and commissions                                                         189,794
  Line of credit and note payable                                                               1,350,000
  Current portion of severance payable                                                            210,000
                                                                                              -----------
Total current liabilities                                                                       1,788,985

Long-term portion of severance payable                                                            822,500

Stockholders' deficit:
  Common stock, no par value:
     Authorized shares (Resources in Healthcare Innovations, Inc.) - 100,000
     Authorized shares (Healthcare Transition Resources, Inc.) - 1,000
     Authorized shares (Innovative Systems Solutions) - 1,000
     Issued and outstanding shares (Resources in Healthcare Innovations, Inc.)
       - 20,278
     Issued and outstanding shares (Healthcare Transition
       Resources, Inc.) - 100
     Issued and outstanding (Innovative Systems Solutions) - 100                                  109,825
  Accumulated deficit                                                                            (287,452)
                                                                                              -----------
Total stockholders' deficit                                                                      (177,627)
                                                                                              -----------
Total liabilities and stockholders' deficit                                                    $2,433,858
                                                                                              -----------
                                                                                              -----------


SEE ACCOMPANYING NOTES.

              Resources in Healthcare Innovations, Inc. and Affiliates

                            Combined Statement of Income


                            Year Ended December 31, 1997


Professional fees revenue                                            $9,545,521
Cost of professional fees                                             6,072,252
                                                                    -----------
Gross profit                                                          3,473,269

Operating expenses:
   Sales and marketing                                                  819,427
   General and administrative                                         2,587,400
                                                                    -----------
                                                                      3,406,827
                                                                    -----------
Income from operations                                                   66,442

Interest expense                                                         39,293
                                                                    -----------
Net income                                                           $   27,149
                                                                    -----------
                                                                    -----------

SEE ACCOMPANYING NOTES.

               Resources in Healthcare Innovations, Inc. and Affiliates

                 Combined Statement of Stockholders' Equity (Deficit)



                                    RESOURCES IN HEALTHCARE   HEALTHCARE TRANSITION     INNOVATIVE SYSTEMS
                                        INNOVATIONS, INC.        RESOURCES, INC.          SOLUTIONS, INC.
                                    ----------------------------------------------------------------------
                                          COMMON STOCK            COMMON STOCK             COMMON STOCK
                                      SHARES       AMOUNT      SHARES       AMOUNT      SHARES      AMOUNT
                                    ----------------------------------------------------------------------
Balance at December 31, 1996          27,778    $ 113,575           -         $  -           -        $  -
 Shares issues in connection
   with the formation of the
   Companies                               -            -         100            -         100           -
 Repurchase of founders stock
   in accordance with buy/sell
   agreement between the
   original founders (NOTE 4)         (7,500)      (3,750)          -            -           -           -
 Net income                                -            -           -            -           -           -
                                    ----------------------------------------------------------------------
Balance at December 31, 1997          20,278    $ 109,825         100         $  -         100        $  -
                                    ----------------------------------------------------------------------
                                    ----------------------------------------------------------------------


                                                     TOTAL
                                      RETAINED   STOCKHOLDERS'
                                      EARNINGS      EQUITY
                                      (DEFICIT)    (DEFICIT)
                                     ------------------------
Balance at December 31, 1996         $  801,649   $  915,224
 Shares issues in connection
   with the formation of the
   Companies                                  -            -
 Repurchase of founders stock
   in accordance with buy/sell
   agreement between the
   original founders (NOTE 4)        (1,116,250)  (1,120,000)
 Net income                              27,149       27,149
                                     ------------------------
Balance at December 31, 1997         $ (287,452)  $ (177,627)
                                     ------------------------
                                     ------------------------


SEE ACCOMPANYING NOTES.

              Resources in Healthcare Innovations, Inc. and Affiliates

                          Combined Statement of Cash Flows

                            Year Ended December 31, 1997


OPERATING ACTIVITIES
Net income                                                          $    27,149
Adjustments to reconcile net income to net cash used in operating activities:
  Depreciation                                                           43,837
  Changes in operating assets and liabilities:
     Accounts receivable                                               (600,123)
     Other current assets                                                (7,000)
     Accounts payable                                                    (7,394)
     Accrued salaries, wages, and commissions                          (508,541)
     Severance payable                                                1,032,500
                                                                   ------------
Net cash used in operating activities                                   (19,572)
                                                                   ------------

INVESTING ACTIVITIES
Purchase of equipment                                                  (170,245)
                                                                   ------------
Net cash used in investing activities                                  (170,245)
                                                                   ------------

FINANCING ACTIVITIES
Proceeds from line of credit                                          1,555,000
Repayments of line of credit                                         (1,205,000)
Proceeds from notes payable to bank                                   1,000,000
Repurchase of founders stock                                         (1,120,000)
                                                                   ------------
Net cash provided by financing activities                               230,000
                                                                   ------------

Increase in cash and cash equivalents                                    40,183
Cash and cash equivalents at beginning of year                           33,117
                                                                   ------------
Cash and cash equivalents at end of year                           $     73,300
                                                                   ------------
                                                                   ------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                         $     39,293
                                                                   ------------
                                                                   ------------

SEE ACCOMPANYING NOTES.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Resources in Healthcare Innovations, Inc. and Affiliates is a healthcare information technology consulting firm, dedicated to assisting healthcare organizations with improving patient care and lowering costs by providing systems integration and support services.

BASIS OF PRESENTATION

The combined financial statements include the accounts of Resources in Healthcare Innovations, Inc., Healthcare Transitions Resources,
Inc. ("HTR") and Innovative Systems Solutions ("ISS") (affiliated S Corporations). Together they comprise the operations of RHI (the "Company"). All intercompany accounts and transactions have been eliminated. These financial statements have been presented on a combined basis as the affiliated S corporations are under common control and, as described in Note 7, were acquired together by DAOU Systems, Inc.

REVENUE RECOGNITION

Revenues on professional services and support are based on contractual rates for time and materials and are recognized as labor hours are incurred.

CONCENTRATION OF CREDIT RISK

Substantially all of the Company's accounts receivable are from hospitals and other healthcare providers. The carrying amounts for accounts receivable approximate their fair value. Losses from uncollectible accounts have historically been minimal and the Company generally does not require collateral for its receivables.

EQUIPMENT

Equipment is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally seven years.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions about the future that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes of the combined financial statements. The actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. This standard is effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. The Company does not believe that comprehensive income or loss will be materially different than net income or loss.

2. DEBT

The Company has a line of credit agreement with a bank for $700,000 which expires on May 1, 1999. Under the terms of the agreement, advances bear interest at the bank's prime rate plus .25% or 8.75% at December 31, 1997. There are no compensating cash balance requirements and borrowings under the line of credit are limited to 65% of qualifying receivables. At December 31, 1997, $350,000 was outstanding under the line of credit. Borrowings under the line of credit are collateralized by substantially all of the Company's assets and are personally guaranteed by the stockholders of the Company.

The Company also has a $1,000,000 note payable to a bank which has a maturity date of September 1, 1998 and an interest rate of 8.5%. As of December 31, 1997, no principal payments had been made.

3.  SEVERANCE PAYABLE

In connection with the retirement of one of the Company's original founders, the Company entered into a severance agreement whereby the Company will pay the retiring founder a total of $1,050,000 in severance payments, payable in sixty consecutive monthly installments of $17,500 beginning on December 20, 1997. At December 31, 1997, the Company had an outstanding payable of $1,032,500.

The aggregate minimum future payments under the severance agreement as of December 31, 1997 are as follows:


                    1998                   $  210,000
                    1999                      210,000
                    2000                      210,000
                    2001                      210,000
                    2002                      192,500
                                           ----------
                                           $1,032,500
                                           ----------
                                           ----------

4. STOCKHOLDERS' EQUITY (DEFICIT)

During 1997, the Company repurchased the stock of one of the original founders under a buy/sell agreement dated December 14, 1993 in connection with his retirement. Based on the terms of the agreement the Company obtained an independent valuation for the stock and based on the valuation paid $1,120,000 to repurchase all 7,500 shares of the founder's stock.

The retained earnings activity of HTR and ISS is not presented separately because the amounts are not material

5. INCOME TAXES

The stockholders of the Company have elected under Subchapter S of the Internal Revenue Service Code to include the Company's income in their own income for federal and state income tax purposes. Accordingly, the Company is not subject to federal and state income taxes.

6. BENEFIT PLAN

The Company has a 401(k) savings plan available to employees who have completed 6 months of eligibility service and are 21 years of age. Employees can voluntarily contribute up to 10% of their gross salaries, subject to IRS limitations. Matching contributions to the plan are at the Company's discretion. The Company made matching contributions to the plan for 1997 of approximately $100,000. The Company pays all administrative costs associated with the plan, which were $2,415 in 1997.

7. SUBSEQUENT EVENTS

In January 1998, two other affiliated S corporations were formed, Ulitech Resource Group, Inc. ("URG") and Grand Isle Consulting, Inc. ("GIC"). These companies provide specialized healthcare information technology consulting services, which were not previously available by RHI. On June 26, 1998, all the outstanding stock of the five affiliated companies was acquired by DAOU Systems, Inc. ("DAOU") in exchange for approximately 2.9 million of DAOU's common shares. The shares were allocated to the affiliated companies based on each company's estimated fair value at the date of the transaction.

In connection with this transaction, the Subchapter S status will be terminated. As a result, the Company will be subject to corporate income taxes for all periods subsequent to the termination of the S corporation status.

8. YEAR 2000 ISSUE - UNAUDITED

The Company has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Company currently expects the project to be substantially complete by late 1998. The Company does not expect this project to have a significant effect on operations.

                       UNAUDITED PRO FORMA COMBINED CONDENSED
                                FINANCIAL STATEMENTS


The following unaudited pro forma combined condensed financial statements give effect to the merger of DAOU Systems, Inc. ("DAOU") and Technology Management Inc. and International Health Care Systems, Inc. (collectively "TMI") and the merger of DAOU and Resources in Healthcare Innovations, Inc., Healthcare Transition Resources, Inc., Ultitech Resources Group, Inc., Innovative Systems Solutions, Inc. and Grand Isle Consulting, Inc. (collectively "RHI"), such mergers collectively referred herein as the "Merger". The Merger was accounted for using the pooling-of-interests method of accounting. These pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results or financial position which may occur in the future.

A pro forma combined condensed balance sheet is provided as of June 30, 1998 and December 31, 1997, giving effect to the Merger as though it had been consummated on that date. Pro forma combined condensed statements of operations are provided for the six-month period ended June 30, 1998 and the years ended December 31, 1997 and 1996, giving effect to the Merger as though it had occurred at the beginning of the earliest period presented.

The pro forma combined condensed statements of operations for the years ended December 31, 1997 and 1996 are derived from the audited historical financial statements of DAOU, the audited historical combined financial statements of TMI, the audited historical combined financial statements of RHI for the year ended December 31, 1997 and the unaudited combined financial statements of RHI for the year ended December 31, 1996. The pro forma combined condensed financial statements as of and for the six-month period ended June 30, 1998 have been prepared on the same basis as the historical information derived from the audited financial statements. In the opinion of DAOU's, TMI's and RHI's management, the unaudited financial statements of DAOU, TMI and RHI referred to above include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for such periods.

                                 DAOU SYSTEMS, INC.
                           UNAUDITED PRO FORMA COMBINED
                              CONDENSED BALANCE SHEETS
                                   June 30, 1998
                                   (in thousands)



                                                                                               Pro Forma
                                                                                              Adjustments
                                                   DAOU             TMI            RHI          for the          Pro Forma
                                                Historical      Historical     Historical     Transaction        Combined
                                               ----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                         $ 4,656         $  933        $  206        $        -         $ 5,795
  Short-term investments                              3,004              -             -                 -           3,004
  Accounts receivable, net                           14,828          1,266         3,884                 -          19,978
  Contract work-in-progress                          20,812          1,123           394                 -          22,329
  Other current assets                                3,003             24            30                 -           3,057
                                               ----------------------------------------------------------------------------
     Total current assets                            46,303          3,346         4,514                 -          54,163

  Due from officers/stockholders                        544              -             -                 -             544
  Equipment, furniture and fixtures, net              4,091            197           341                 -           4,629
  Other assets                                          451            100             -                 -             551
                                               ----------------------------------------------------------------------------
                                                    $51,389         $3,643        $4,855        $        -         $59,887
                                               ----------------------------------------------------------------------------
                                               ----------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable                            $ 1,777         $  480        $  865        $        -         $ 3,122
  Accrued salaries and wages                          1,751          1,013             -                 -           2,764
  Deferred revenue                                      247              -             -                 -             247
  Other accrued liabilities                           7,330             23           151                 -           7,504
  Line of credit/Current portion of
    long-term debt                                      485              -         1,870                 -           2,355
                                               ----------------------------------------------------------------------------
       Total current liabilities                     11,590          1,516         2,886                 -          15,992

  Deferred rent                                          31              -             -                 -              31
  Other long-term liabilities                         2,011          1,117           718                 -           3,846

Stockholders' equity:
  Common stock                                           11            622           114          (729)(a)              18
  Additional paid-in capital                         36,497              -             -           729 (a)          37,226
  Deferred compensation                               (778)              -             -                 -           (778)
  Unrealized gain (loss) on short-term
    Investments                                         240            (8)             -                 -             232
  Retained earnings                                   1,787            396         1,137                 -           3,320
                                               ----------------------------------------------------------------------------
       Total stockholders' equity                    37,757          1,010         1,251                 -          40,018
                                               ----------------------------------------------------------------------------
                                                    $51,389         $3,643        $4,855        $        -         $59,887
                                               ----------------------------------------------------------------------------
                                               ----------------------------------------------------------------------------


(a)  Reclassifications to conform presentation to DAOU's financial data.

                                 DAOU SYSTEMS, INC.
                           UNAUDITED PRO FORMA COMBINED
                              CONDENSED BALANCE SHEETS
                                 December 31, 1997
                                   (in thousands)


                                                                                               Pro Forma
                                                                                              Adjustments
                                                  DAOU            TMI            RHI            for the           Pro Forma
                                               Historical     Historical      Historical      Transaction         Combined
                                              ------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                       $ 5,692         $2,209        $     73       $        -           $ 7,974
  Short-term investments                            9,949            358               -                -            10,307
  Accounts receivable, net                         11,935          1,185           2,148                -            15,268
  Contract work-in-progress                        12,412            879               -                -            13,291
  Other current assets                              2,029             49               7                -             2,085
                                              -----------------------------------------------------------------------------
       Total current assets                        42,017          4,680           2,228                -            48,925
  Due from officers/stockholders                      371              -               -                -               371
  Equipment, furniture and fixtures, net            3,483            152             206                -             3,841
  Other assets                                        457              8               -                -               465
                                              -----------------------------------------------------------------------------
                                                  $46,328         $4,840          $2,434       $        -           $53,602
                                              -----------------------------------------------------------------------------
                                              -----------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable                          $ 1,027         $  591        $     39       $        -           $ 1,657
  Accrued salaries and wages                        1,752            728             190                -             2,670
  Deferred revenue                                    369              -               -                -               369
  Other accrued liabilities                         4,547            629             210           945(b)             6,331
  Line of credit/Current portion of
    Long-term debt                                     87              -           1,350                -             1,437
                                              -----------------------------------------------------------------------------
       Total current liabilities                    7,782          1,948           1,789           945(b)            12,464
  Deferred rent                                        55              -               -                -                55
  Other long-term liabilities                         439          1,117             822                -             2,378

Stockholders' equity:
  Common stock                                         13            107             110         (212)(a)                18
  Additional paid-in capital                       35,828              -               -          212 (a)            36,040
  Deferred compensation                             (907)              -               -                -             (907)
  Unrealized gain on short-term
    investments                                       143              3               -                -               146
  Retained earnings                                 2,975          1,665           (287)         (945)(b)             3,408
                                              -----------------------------------------------------------------------------
       Total stockholders' equity (deficit)        38,052          1,775           (177)         (945)(b)            38,705
                                              -----------------------------------------------------------------------------
                                                  $46,328         $4,840          $2,434       $        -           $53,602
                                              -----------------------------------------------------------------------------
                                              -----------------------------------------------------------------------------


(a)  Reclassifications to conform presentation to DAOU's financial data.

(b) Estimated charge, net of tax, for merger related costs, including costs to integrate the operations of the two companies.

                                 DAOU SYSTEMS, INC.
                       UNAUDITED PRO FORMA COMBINED CONDENSED
                              STATMENTS OF OPERATIONS
                            Year ended December 31, 1997
                       (in thousands, except per share data)



                                                                                                   Pro Forma
                                                                                                  Adjustments
                                                       DAOU           TMI            RHI            for the          Pro Forma
                                                    Historical     Historical     Historical      Transaction         Combined
                                                   ---------------------------------------------------------------------------
Revenues                                               $51,561         $6,371         $9,545        $       -          $67,477
Cost of revenues                                        34,302          3,909          6,072                -           44,283
                                                   ---------------------------------------------------------------------------
  Gross profit                                          17,259          2,462          3,473                -           23,194

Operating expenses:
  Sales and marketing                                    6,803            124            820                -            7,747
  General and administrative                             8,969            719          2,587                -           12,275
  Merger and related expenses                              718              -              -                -              718
                                                   ---------------------------------------------------------------------------
                                                        16,490            843          3,407                -           20,740
                                                   ---------------------------------------------------------------------------
Income from operations                                     769          1,619             66                -            2,454
Interest income (expense), net                             841             71           (39)                -              873
                                                   ---------------------------------------------------------------------------
Income before income taxes                               1,610          1,690             27                -            3,327
Provision for income taxes                               1,108            113              -          591 (a)            1,812
                                                   ---------------------------------------------------------------------------
Net income                                             $   502         $1,577         $   27        $(591)(a)          $ 1,515
                                                   ---------------------------------------------------------------------------
                                                   ---------------------------------------------------------------------------

Earnings per share data:
Net income per common share:
   Basic                                                                                                               $  0.09
                                                                                                                     ---------
                                                                                                                     ---------
   Diluted                                                                                                             $  0.09
                                                                                                                     ---------
                                                                                                                     ---------

Shares used in computing net
 income per common share:
   Basic                                                                                                                16,765
                                                                                                                     ---------
                                                                                                                     ---------
   Diluted                                                                                                              17,724
                                                                                                                     ---------
                                                                                                                     ---------


(a) Adjust the income tax provision for income taxes based on an incremental tax rate of 41%. Prior to merger transaction, TMI and RHI were S corporations, therefore income taxes were the responsibility of the individual stockholders.

                                 DAOU SYSTEMS, INC.
                       UNAUDITED PRO FORMA COMBINED CONDENSED
                              STATMENTS OF OPERATIONS
                            Year ended December 31, 1996
                       (in thousands, except per share data)



                                                                                                      Pro Forma
                                                                                 (Unaudited)         Adjustments
                                                       DAOU           TMI             RHI              for the         Pro Forma
                                                    Historical     Historical     Historical         Transaction       Combined
                                                   -----------------------------------------------------------------------------
Revenues                                               $38,115         $5,374         $5,778          $       -          $49,267
Cost of revenues                                        25,511          3,372          4,451                  -           33,334
                                                   -----------------------------------------------------------------------------
  Gross profit                                          12,604          2,002          1,327                              15,933

Operating expenses:
  Sales and marketing                                    3,453            318            515                  -            4,286
  General and administrative                             7,614            724            280                  -            8,618
                                                   -----------------------------------------------------------------------------
                                                        11,067          1,042            795                  -           12,904
                                                   -----------------------------------------------------------------------------
Income from operations                                   1,537            960            532                  -            3,029
Interest income (expense), net                             255            101           (16)                  -              340
                                                   -----------------------------------------------------------------------------
Income before income taxes                               1,792          1,061            516                  -            3,369
Provision for income taxes                                 431              -              -            647 (a)            1,078
                                                   -----------------------------------------------------------------------------
Net income                                             $ 1,361         $1,061         $  516          $(647)(a)          $ 2,291
                                                   -----------------------------------------------------------------------------
                                                   -----------------------------------------------------------------------------
Earnings per share data:
Net income per common share:
   Basic                                                                                                                 $  0.15
                                                                                                                       ---------
                                                                                                                       ---------
   Diluted                                                                                                               $  0.15
                                                                                                                       ---------
                                                                                                                       ---------

Shares used in computing net
 income per common share:
   Basic                                                                                                                  14,880
                                                                                                                       ---------
                                                                                                                       ---------
   Diluted                                                                                                                15,082
                                                                                                                       ---------
                                                                                                                       ---------


 (a) Adjust the income tax provision for income taxes based on an incremental tax rate of 41%. Prior to merger transaction, TMI and RHI were S corporations, therefore income taxes were the responsibility of the individual stockholders.

                                 DAOU SYSTEMS, INC.
                       UNAUDITED PRO FORMA COMBINED CONDENSED
                              STATMENTS OF OPERATIONS
                           Six months ended June 30, 1998
                       (in thousands, except per share data)



                                                                                          Pro Forma
                                                                                         Adjustments
                                              DAOU           TMI            RHI            for the          Pro Forma
                                           Historical     Historical    Historical       Transaction        Combined
                                          -----------------------------------------------------------------------------
Revenues                                      $38,278         $5,748        $8,002       $         -           $52,028
Cost of revenues                               25,349          3,562         4,524                 -            33,435
                                          -----------------------------------------------------------------------------
  Gross profit                                 12,929          2,186         3,478                 -            18,593

Operating expenses:
  Sales and marketing                           4,531            197         1,074                 -             5,802
  General and administrative                    6,089            258           326                 -             6,673
  Merger and related expenses                   2,546             89           190                 -             2,825
                                          -----------------------------------------------------------------------------
                                               13,166            544         1,590                 -            15,300
                                          -----------------------------------------------------------------------------
Income (loss) from operations                   (237)          1,642         1,888                 -             3,293
Interest income (expense), net                    224             37          (60)                 -               201
                                          -----------------------------------------------------------------------------
Income (loss) before income taxes                (13)          1,679         1,828                 -             3,494
Provision for income taxes                      1,676              3             -                 - (a)         3,114
                                          -----------------------------------------------------------------------------
Net income (loss)                            $(1,689)         $1,676        $1,828           $     - (a)       $   380
                                          -----------------------------------------------------------------------------
                                          -----------------------------------------------------------------------------

Earnings per share data:
Net income per common share:
   Basic                                                                                                       $  0.02
                                                                                                             ---------
                                                                                                             ---------
   Diluted                                                                                                     $  0.02
                                                                                                             ---------
                                                                                                             ---------

Shares used in computing net
 income per common share:
   Basic                                                                                                        17,620
                                                                                                             ---------
                                                                                                             ---------
   Diluted                                                                                                      18,513
                                                                                                             ---------
                                                                                                             ---------


(a) No pro forma adjustment was made for the incremental income tax as DAOU has recorded an adjustment in its historical financial statements for the quarter ended June 30, 1998 to reflect the change in its acquired businesses tax status from S corporations to C corporations.

                       NOTES TO UNAUDITED PRO FORMA COMBINED
                           CONDENSED FINANCIAL STATEMENTS

1. The unaudited pro forma combined condensed financial statements of DAOU Systems, Inc. ("DAOU"), Technology Management, Inc. ("TMI"), International Health Care Systems, Inc., ("IHCS"), Resources in Healthcare Innovations, Inc. ("RHI"), Healthcare Transition Resources, Inc., ("HTR"), Ultitech Resources Group, Inc. ("URG"), Innovative
     Systems Solutions, Inc. ("ISS") and Grand Isle Consulting, Inc. ("GIC") give retroactive effect to the Merger using the pooling-of-interests method of accounting and as a result, the unaudited pro forma combined condensed balance sheets and statements of operations are presented as if the condensed financial statements will become the historical financial statements of DAOU upon issuance of financial statements for a period that includes the Merger date. The unaudited pro forma combined condensed financial statements reflect the issuance of 1,078,963 fully paid and nonassessable shares of DAOU's common stock for 441 shares of TMI common stock to effect the Merger, reflect the issuance of 224,668 fully paid and nonassessable shares of DAOU's common stock for 135 shares of IHCS common stock to effect the Merger, reflect the issuance of 275,662, 282,551, 308,583 and 223,645 fully paid and nonassessable shares of DAOU's common stock for 100 shares of HTR, URG, ISS and GIC common stock, respectively, to effect the Merger and reflect the issuance of 1,839,381 fully paid and nonassessable shares of DAOU's common stock for 202,780 shares of RHI common stock to effect the Merger.

2. The unaudited pro forma combined condensed balance sheets combine DAOU's June 30, 1998 unaudited balance sheet with TMI and RHI's June 30, 1998 unaudited balance sheets. The unaudited pro forma combined condensed balance sheets combine DAOU's December 31, 1997 audited balance sheet with TMI and RHI's December 31, 1997 audited balance sheets. The adjustment related to the estimated costs of the merger transaction and integration of the businesses and are estimated to be approximately $945,000, net of estimated tax benefits of approximately $84,000. No pro forma adjustment was reflected in the combined condensed balance sheets as of June 30, 1998 as these costs were accrued during such quarter.

3. The unaudited pro forma combined condensed statements of operations combine DAOU's audited historical results for the years ended December 31, 1997 and 1996 with the TMI audited historical results for the years ended December 31, 1997 and 1996, with the RHI audited historical results for the year ended December 31, 1997 and with the RHI unaudited results for the year ended December 31, 1996, respectively. The unaudited pro forma combined condensed statements of operations for June 30, 1998 combine DAOU's unaudited six-months ended June 30, 1998 with the TMI and RHI unaudited six-months ended June 30, 1998 results.

4. The unaudited pro forma data are presented for informational purposes only and do not give effect to any synergies that may occur due to the combining of DAOU's, TMI's and RHI's existing operations. DAOU expects to incur charges currently estimated to approximate $945,000, net of taxes, in the quarter ending June 30, 1998, the quarter in which the Merger was consummated, to reflect costs associated with combining the operations of the three companies and transaction fees and costs incident to the Merger. This non-recurring charge is reflected in the unaudited pro forma combined condensed balance sheet as of December 31, 1997 but is not included in the unaudited pro forma combined condensed statement of operations.

5. The accounting policies of the separate companies are currently being studied from a conformity perspective. The impact of conforming accounting policies, if any, is not presently estimable.

                                      SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 8, 1998            DAOU SYSTEMS, INC.



                                   By:
                                      -----------------------------------------
                                      Fred C. McGee, Chief Financial Officer

                                    EXHIBIT INDEX

          Exhibit
            No.        Document Description
         ---------    --------------------------------------------------------
          2.1(1)+      Agreement and Plan of Merger, dated as of June 16,
                       1998, by and among Registrant, DAOU-TMI, Inc., a
                       Delaware corporation and wholly-owned subsidiary of
                       Registrant, TMI, and the stockholders of TMI.

          2.2(1)+      Agreement and Plan of Merger, dated as of June 16,
                       1998, by and among Registrant, DAOU-TMI, Inc., a Delaware corporation and wholly-owned subsidiary of Registrant, International Health Care Systems, Inc., a
                       Florida corporation, and the stockholders of International Health Care Systems, Inc.

          2.3(2)+      Agreement and Plan of Merger, dated as of June 26,
                       1998, by and among Registrant, DAOU-RHI, Inc., a Delaware corporation and wholly-owned subsidiary of Registrant, RHI, Healthcare Transition Resources, Inc., an Indiana corporation ("HTR"), Ultitech Resources
                       Group, Inc., an Indiana corporation ("URG"), Innovative
                       Systems Solutions, Inc., an Indiana corporation
                       ("ISS"), Grand Isle Consulting, Inc., an Indiana corporation ("GIC"), and the respective shareholders of RHI, HTR, URG, ISS and GIC.

          99.1(3)      Press release, dated June 17, 1998, entitled "DAOU
                       Systems Merges with Technology Management, Inc."

          99.2(4)      Press release, dated June 26, 1998, entitled "DAOU
                       Systems Merges with Resources in Healthcare
                       Innovations, Further Extending its Technology Reach."

          (1) Filed as an exhibit to Registrant's Current Report on Form 8-K that was filed with the SEC on July 10, 1998 and is incorporated herein by reference.

          (2) Filed as an exhibit to Registrant's Current Report on Form 8-K that was filed with the SEC on August 7, 1998 and is incorporated herein by reference.

          (3) Filed as an exhibit to Registrant's Current Report on Form 8-K that was filed with the SEC on June 19, 1998 and is incorporated herein by reference.

          (4) Filed as an exhibit to Registrant's Current Report on Form 8-K that was filed with the SEC on July 6, 1998 and is incorporated herein by reference.


          +   Confidential treatment has been granted for portions of this exhibit.